UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

May 30, 2026
Date of Report (date of earliest event reported)
__________________________________________
MillerKnoll, Inc.
(Exact Name of Registrant as Specified in Charter)

Michigan	001-15141	38-0837640
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

855 East Main Avenue
Zeeland, MI 49464
(Address of principal executive offices and zip code)
(616) 654-3000
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)
__________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.20 per share	MLKN	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Chief Executive Officer Transition

On June 1, 2026, MillerKnoll, Inc. (the “Company”) announced that its Board of Directors (the “Board”) and Andi R. Owen, the Company’s President and Chief Executive Officer, have mutually agreed that Ms. Owen will retire from the Company effective June 30, 2026. Effective May 30, 2026, Ms. Owen resigned as a member of the Board and as an officer of the Company and commenced a leave of absence. In connection with this leadership transition, the Board has appointed Jeff Stutz, the Company’s Chief Operating Officer, to perform the duties of the Chief Executive Officer during Ms. Owen’s leave of absence, effective May 30, 2026. Mr. Stutz will assume the role of Interim Chief Executive Officer effective June 30, 2026.

Prior to his appointment as Interim Chief Executive Officer, Mr. Stutz served as Chief Operating Officer of the Company from September 2025, overseeing the International Contract Business, global manufacturing and distribution operations, and the Company’s Europe-based brands, including HAY, Muuto, Colebrook Bosson Saunders (CBS), and NaughtOne. Previously, Mr. Stutz served as the Company's Chief Financial Officer, a position he assumed in 2015, managing all aspects of global financial operations for the Company for over ten years. Mr. Stutz joined Herman Miller in 2001 as Manager of Consolidations and External Reporting. In subsequent years, he served in a range of finance leadership positions, including Vice President of Investor Relations, Corporate Treasurer, and Chief Accounting Officer. Mr. Stutz also served as President of the Geiger and DatesWeiser furniture brands. Mr. Stutz holds a B.A. in Accounting from Michigan State University, and an MBA from Grand Valley State University.

Also on June 1, 2026, the Company announced that, effective as of May 30, 2026, the Board decreased the size of the Board from eleven to ten directors.

Letter Agreement with Ms. Owen

In connection with Ms. Owen’s transition, the Company and Ms. Owen entered into a letter agreement, dated May 31, 2026. The letter agreement provides that, in exchange for a mutual release of claims and in light of Ms. Owen’s retirement eligibility under the Company’s equity arrangements, Ms. Owen will, upon her separation from the Company, be entitled, under the terms of her existing compensation arrangements, to (i) severance payments and benefits under her previously filed offer letter (consisting of 18 months of base salary and up to 18 months of Company‑subsidized health benefits) and (ii) retirement treatment for her outstanding equity awards, as described in the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on August 29, 2025. The letter agreement also includes a mutual release of claims.

Offer Letter with Mr. Stutz

In connection with Mr. Stutz’s immediate assumption of the duties of the Chief Executive Officer and his appointment, as Interim Chief Executive Officer effective June 30, 2026, the Company entered into an offer letter with Mr. Stutz, dated June 1, 2026, which sets forth the material terms of his employment and compensation during the period he serves in such capacity. Pursuant to the offer letter, Mr. Stutz will receive an annual base salary of $900,000 and will also be eligible to participate in the Company’s annual bonus plan and annual equity incentive program, with target opportunities equal to 125% and 325% of his base salary, respectively.

The offer letter further provides that Mr. Stutz will participate in the Company’s Salary Continuation Plan, which currently provides for 18 months of base salary and up to 18 months of Company-subsidized health benefits upon a qualifying termination, subject to the execution of a mutual release of claims.

There are no arrangements or understandings between Mr. Stutz and any other persons pursuant to which Mr. Stutz was selected as Interim Chief Executive Officer, and there are no transactions between Mr. Stutz and the Company that would be reportable under Item 404(a) of Regulation S-K. Mr. Stutz has entered into the Company’s standard form of indemnification agreement, a copy of which is filed as Exhibit 10.18 to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on July 26, 2022.

Item 7.01     Regulation FD Disclosure

A copy of the press release issued by the Company on June 1, 2026 regarding the executive transition and director appointments is furnished as Exhibit 99.1 to Current Report on Form 8-K.

This information shall not be deemed “filed” for purposes of Section 18 of the U.S. Securities Exchange Act of 1934 (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01     Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated as of June 1, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:	June 3, 2026	MillerKnoll, Inc.
		By:	/s/ Kevin J. Veltman
Kevin J. Veltman Chief Financial Officer